EXHIBIT 99.1


                                                                  [CYTOGEN LOGO]


Company contacts:
Advanced Magnetics, Inc.                   Cytogen Corporation
Jerome Goldstein, CEO                      Michael Becker, CEO
 or Lisa Gordon, Investor Relations         or Stacy Shearer, Investor Relations
 (617) 497-2070                            (609) 750-8289


 STUDY IN NEW ENGLAND JOURNAL OF MEDICINE SHOWS ADVANCED MAGNETICS' COMBIDEX(R)
  ENABLES EARLY DIAGNOSIS OF LYMPH NODE METASTASES IN PROSTATE CANCER PATIENTS

     Combidex Able to Detect Lymph Node Metastases as Small as 2 Millimeters

CAMBRIDGE, MA, AND PRINCETON, NJ (JUNE 18, 2003) -- Advanced Magnetics, Inc. (Amex: AVM) and Cytogen Corporation (Nasdaq: CYTO) today announced the publication of clinical data in this week's New England Journal of Medicine showing that magnetic resonance (MR) imaging with Combidex(R), an investigational iron oxide nanoparticle, aids in the non-invasive evaluation of lymph nodes in patients with prostate cancer. Researchers, led by Mukesh Harisinghani, MD, assistant radiologist at Massachusetts General Hospital (MGH) and Jelle Barentsz, MD, Professor of Radiology at the University Medical Center Nijmegen (UMCN) in the Netherlands, concluded that the use of Combidex-enhanced MR imaging allows for the detection of small and otherwise undetectable lymph node metastases in patients with prostate cancer.

In an accompanying perspective "New Horizons in Oncologic Imaging" by Koh, et. al., the authors stated "[these imaging techniques] represent major advances in cancer imaging, which may help optimize patient care by pinpointing even the smallest tumors and providing a functional assessment of malignant disease."

"This study provides further evidence of the important role Combidex can play in the diagnosis and treatment of cancer patients as a critical tool to differentiate between metastatic and normal lymph nodes. We believe that Combidex can significantly contribute to helping physicians more accurately identify the spread of cancer to lymph nodes," stated Jerome Goldstein, Chairman and Chief Executive Officer of Advanced Magnetics. "The ability to identify metastatic nodes through the use of Combidex-enhanced MR imaging that might otherwise be overlooked by current imaging guidelines is a significant step forward for the oncology community."

The study published by Dr. Harisinghani involved 40 patients from MGH and 40 patients from UMCN with prostate cancer, who were scheduled either for surgical lymph node resection or nodal biopsy. The researchers performed MR imaging before and 24 hours after the administration of Combidex. In one of the evaluations done, the researchers determined whether or not each patient had any metastatic nodes. For these evaluations on a patient-by-patient basis, when the before and after MR scans were compared to pathology, the use of Combidex-enhanced MR imaging improved accuracy from 65% to 98% and improved the positive predictive value from 60% to 94%. Sensitivity, the probability that the diagnosis is positive given the presence of disease, increased from 45% to 100%. Specificity, the likelihood that given the absence of disease the diagnosis is

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negative, increased from 79% to 96%. Of the 33 patients in whom metastatic disease was found, the researchers noted that 9 of those patients had metastatic lymph nodes outside of the standard area for surgical exploration that would not have been found by current standard diagnostic procedures.

"This study demonstrates the potential role of Combidex for changing the way cancer is currently diagnosed and treated, not only in prostate cancer patients but also across the disease category," commented Michael Becker, President and Chief Executive Officer of Cytogen Corporation, which has exclusive U.S. marketing rights to Combidex. "Current treatment guidelines provide for imaging studies to determine the extent and spread of disease, including to lymph nodes, for the prognosis and treatment of many cancers. However, the assessment of lymph node status is currently based on the size of the node. This important new study further demonstrates that Combidex could fill an unmet medical need for more accurate ways of differentiating between malignant and non-malignant lymph nodes. We look forward to bringing Combidex to market and to offering this non-invasive tool to physicians throughout the United States."

Additionally, the researchers analyzed the results based on the diagnosis of each individual node. Results of the node-by-node diagnoses with Combidex resulted in accuracy of 97%, sensitivity of 91%, specificity of 98% and a positive predictive value of 95%. Of the nodes that were determined malignant by pathology, 71% were 10 mm or less in size and therefore did not fulfill the traditional imaging criteria for malignancy. Nodal evaluation using Combidex-enhanced images for nodes between 5 mm and 10 mm in size resulted in accuracy of 99%, sensitivity of 96%, specificity of 99% and an increase in the positive predictive value compared to unenhanced MR images from 29% to 96%. Dr. Harisinghani and his colleagues also noted that they were able to detect metastatic disease as small as 2 mm in size which is below the threshold of detection of any other imaging technique.

For some of the patients in this study, Dr. Harisinghani and his team at MGH also used the images to develop three-dimensional reconstructions of patient anatomy that were helpful in identifying both normal and malignant nodes in relationship to important surgical landmarks such as vessels and nerves. Utilization of this technique could prove to be an important tool for physicians performing surgery on these patients.

Computed tomography (CT) and MR imaging are the methods currently used for imaging lymph nodes. Current guidelines for imaging lymph nodes are that nodes greater than 10 mm in size are usually deemed cancerous while nodes less than 10 mm in size are generally presumed normal. Without a lymph-node specific contrast agent, CT and MR imaging cannot distinguish between lymph nodes that are enlarged due to the infiltration of cancerous cells as opposed to inflammation nor can these methods reliably detect disease in nodes that are not enlarged. Previous published findings in patients with breast, head and neck, urologic, and pelvic cancers have confirmed the potential for improved detection of lymph node metastases by using Combidex-enhanced imaging when compared to unenhanced or gadolinium-enhanced MR imaging.

Approximately one in every six men will develop prostate cancer. It is the second leading cause of cancer death among men in the United States, exceeded only by lung cancer. The American Cancer Society's Cancer Facts and Figures 2003 estimates that over 220,000 new cases of prostate cancer will be diagnosed this year in the United States, and that approximately 29,000 men will die of the disease.
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Combidex, the lead product in Advanced Magnetics' development pipeline, received an approvable letter, subject to certain conditions, from the U.S. Food and Drug Administration (FDA) for use in the diagnosis of lymph node disease. Advanced Magnetics continues to work with the FDA to resolve the outstanding issues from the approvable letter in an effort to bring Combidex to the market.

ABOUT ADVANCED MAGNETICS, INC.

Advanced Magnetics, Inc. is the premier developer of superparamagnetic iron oxide nanoparticles used in pharmaceutical products. As a leader in its field, Advanced Magnetics is dedicated to the development and commercialization of its proprietary nanoparticle technology for use in therapeutic iron compounds to treat anemia, as well as novel imaging agents to aid in the diagnosis of cardiovascular disease and cancer. For more information about Advanced Magnetics, please visit the company's website at www.advancedmagnetics.com

ABOUT CYTOGEN CORPORATION

Cytogen Corporation of Princeton, NJ is a product-driven, oncology-focused biopharmaceutical company. Cytogen markets proprietary and licensed oncology products through its in-house specialty sales force: ProstaScint(R) (a monoclonal antibody-based imaging agent used to image the extent and spread of prostate cancer) and NMP22(R) BladderChek(TM) (a point-of-care, in vitro diagnostic test for bladder cancer). Cytogen has also developed Quadramet(R), a skeletal targeting therapeutic radiopharmaceutical for the relief of bone pain in prostate and other types of cancer, for which the company receives royalties on product sales through Berlex Laboratories, the U.S. affiliate of Schering AG Germany, which markets the product in the United States. Cytogen has exclusive U.S. marketing rights to Combidex(R), an ultrasmall superparamagnetic iron oxide contrast agent for magnetic resonance imaging of lymph nodes. Cytogen's pipeline comprises product candidates at various stages of clinical development, including fully human monoclonal antibodies and cancer vaccines based on PSMA (prostate specific membrane antigen) technology, which was exclusively licensed from Memorial Sloan-Kettering Cancer Center. Cytogen also conducts research in cell signaling through its AxCell Biosciences research division in Newtown, PA. For more information, please visit the Company's website at www.cytogen.com, which is not part of this press release.

FOR ADVANCED MAGNETICS:

This document contains forward-looking statements. Any statements contained in this press release that do not describe historical facts are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements. Such risks and uncertainties include the following: uncertainties relating to the Company's ability to resolve the outstanding issues from the approvable letter received from the FDA for Combidex, the timing and results of FDA actions regarding Combidex, uncertainties regarding market acceptance of Combidex, uncertainties relating to patents and proprietary rights and other risks identified in Advanced Magnetics, Inc.'s Securities and Exchange Commission filings. The Company cautions readers not to place undue reliance on any forward-looking statements which speak only as of the date they are made. Advanced Magnetics disclaims any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements. The study described herein is not part of the FDA's review of Combidex.
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FOR CYTOGEN:

This press release contains certain "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words "anticipates," "believes," "estimates," "expects," "intends," "may," "plans," "projects," "will," "would" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Such forward-looking statements involve a number of risks and uncertainties and investors are cautioned not to put any undue reliance on any forward-looking statement. The Company cannot guarantee that the Company will actually achieve the plans, intentions or expectations disclosed in any such forward-looking statements. The Company's actual results may differ materially from the Company's historical results of operations and those discussed in the forward-looking statements for various reasons, including, but not limited to, the Company's ability to carry out its business and financial plans, to obtain any necessary financing for the reacquisition of U.S. marketing rights to Quadramet(R), to determine and implement the appropriate strategic initiative for its AxCell Biosciences subsidiary, to fund development necessary for existing products and to pursue new product opportunities, the risk of whether products result from development activities, protection of its intellectual property portfolio, ability to integrate in-licensed products such as NMP22(R) BladderChek(TM), ability to establish and successfully complete clinical trials where required for product approval, the risk associated with obtaining the necessary regulatory approvals, shifts in the regulatory environment affecting sales of the Company's products such as third-party payor reimbursement issues, dependence on the Company's partners for development of certain projects, the ability to obtain foreign regulatory approvals for products and to establish marketing arrangements in countries where approval is obtained, and other factors discussed in the Company's Form 10-K for the year ended December 31, 2002, as amended, and from time-to-time in the Company's other filings with the Securities and Exchange Commission. Any forward-looking statements made by the Company do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments the Company may make. The Company does not assume, and specifically disclaims, any obligation to update any forward-looking statements, and these statements represent the Company's current outlook only as of the date given.

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